Exhibit 99.1

NEWS RELEASE

Contacts:

Frank Nagle or Bob Ferri

Nagle & Ferri Investor Relations

(415) 575-1999

GENESIS MICROCHIP REPORTS

FIRST QUARTER FISCAL 2005 FINANCIAL RESULTS

Record Volumes of Flat Panel TV and LCD Monitor Controller Units Shipped

SAN JOSE, Calif., July 26, 2004 – Genesis Microchip Inc. (Nasdaq: GNSS), a world leader in the development of image processing technologies for Flat Panel TV and other consumer display products, today announced its financial results for the first quarter of its fiscal year 2005, which ended June 30, 2004.

Financial highlights for the quarter ended June 30, 2004 included:

•	Total revenues were $52.8 million, compared with $54.9 million for the quarter ended March 31, 2004;

•	On a pro forma basis (1), the net income was $1.7 million or $0.05 per share; up from $1.1 million or $0.03 per share in the quarter ended March 31, 2004;

•	Prepared in accordance with generally accepted accounting principles, or GAAP, our net loss was $1.3 million, or $0.04 per share, an improvement compared to a net loss of $1.9 million, or $0.06 per share in the quarter ended March 31, 2004;

•	Gross margins for the June quarter were 40.0%, up from 39.8% in the quarter ended March 31, 2004;

•	Combined shipments totaled 12.2 million units, including a record 11.8 million units of LCD Monitor and Flat Panel TV ICs. Total unit shipments increased by 14% over the March quarter.

(1) Pro forma net income differs from net income determined in conformity with accounting principles generally accepted in the United States (“GAAP”). A schedule reconciling these amounts is included in this news release. Differences between GAAP and pro forma results for the quarter ended June 30, 2004 include certain non-cash operating costs, such as the amortization of acquired intangible assets and of deferred stock-based compensation expense, and related income tax adjustments.

“I am pleased to report that in the June quarter we saw continued growth in both Flat Panel TV and LCD Monitor controllers,” said Genesis Microchip interim CEO Eric Erdman. “We introduced several display controllers to address the highest volume applications within the Flat Panel TV and LCD Monitor markets. We believe this will allow us to continue to expand our leadership position in these markets.”

Business Outlook

These statements are forward-looking, subject to risks and uncertainties, and actual results could differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.

Overall, the company anticipates pro forma (1) profitability in its fiscal quarter ending September 30, 2004, based on the following targets:

•	The company expects that revenue will be between $52 and $56 million. Revenue is highly dependent on a number of factors including, but not limited to, availability and pricing of LCD panels and other components for LCD Monitors and Flat Panel TVs, customer inventory levels and manufacturing schedules, supply of products from the company’s third party suppliers, outcome of the company’s patent litigation, the growth rate of the LCD Monitor, Flat Panel TV and the company’s other markets, the degree of acceptance of the company’s products in those markets, changes in product pricing, actions of competitors, the company’s ability to maintain design wins with customers and make timely new product introductions, and general economic conditions.

•	The company expects overall gross profit margins will be in the range of 39 to 42 percent. Gross profit margins could be higher or lower than expected due to many factors including, but not limited to changes in product costs by our third party manufacturers, changes in product pricing and actions of competitors, changes in manufacturing yields, actual revenue levels and changes in product mix.

•	The company expects total operating expenses on a GAAP basis will total approximately $22 to $24 million. The company expects that pro forma operating expenses will be lower than GAAP-based operating expenses because of the exclusion of charges for the amortization of deferred stock-based compensation and acquired intangibles from pro forma operating expenses which are estimated to be $3.3 million. Operating expenses could be higher or lower than expected due to many factors including costs and outcome of litigation and other factors set forth in our annual and periodic SEC filings.

Earnings Conference Call

Genesis Microchip will host a conference call, which is open to all interested investors, today at 5:00 p.m. (EDT). The dial-in number for the call is: (719) 457-2642. A live, audio Web broadcast of the conference call also will be available at http://www.gnss.com/webcast.phtml. A replay of the conference call will be available through August 2, 2004, and it can be heard by dialing (719) 457-0820. The replay access code is: 222286.

About Genesis Microchip

Genesis Microchip Inc. (Nasdaq: GNSS) is a leading provider of image processing systems enabling superior picture quality in Flat Panel TVs and a variety of consumer and PC-display products. Featuring Genesis Display Perfection™ technologies and Emmy award-winning Faroudja® video technology, Genesis system-on-a-chip solutions are used worldwide by display manufacturers to produce visibly better images across a broad array of devices including flat panel displays, digital TVs, projectors and DVD players/recorders. The Genesis technology portfolio features analog and mixed signal system-on-a-chip design, DCDi® by Faroudja deinterlacing, TrueLife™ video enhancement and IntelliComb™ video decoding and includes over 135 patents. Founded in 1987, Genesis supports its leading brand-name customers with offices in the U.S., Canada, India, Taiwan, South Korea, China and Japan. For more information about Genesis Microchip Inc. or Genesis Display Perfection technologies, please visit http://www.gnss.com.

Note to Editors: Genesis, Genesis Display Perfection, Faroudja, DCDi by Faroudja, TrueLife, and IntelliComb are trademarks or registered trademarks of Genesis Microchip Inc. All other trademarks are the property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements, including, without limitation, comments by Eric Erdman and forward-looking statements regarding the company’s expected financial performance in its fiscal quarter ending September 30, 2004 contained in the Business Outlook section, including anticipated revenues, gross margins and operating expenses. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

The risks and uncertainties include those mentioned in the Business Outlook section above, and the risk factors listed in the company’s SEC reports, including but not limited to its annual report on Form 10-K for the fiscal year ended March 31, 2004.

The forward-looking statements in this press release are the company’s targets, not predictions of actual performance. The company’s performance has deviated, often materially, from its targets as of the beginning of a quarter. Any statements by persons outside the company speculating on the progress of the quarter, or other aspects of the company’s business, will not be based on internal company information and should be assessed accordingly by investors.

The inclusion of any statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material. The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

Financial Statements attached:

•	Consolidated statements of operations

•	Pro forma consolidated statements of operations

•	Pro forma financial reconciliation

•	Consolidated balance sheets

GENESIS MICROCHIP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	Three months ended
	June 30, 2004	June 30, 2003
Revenues	$52,846	$53,887
Cost of revenues	31,689	30,759

Gross profit	21,157	23,128

	40.0%	42.9%

Operating expenses:
Research and development	7,602	6,420
Selling, general and administrative	11,010	9,136
Provision for costs associated with patent litigation	757	2,600
Amortization of acquired intangibles	2,654	2,654
Amortization of deferred stock-based compensation	1,020	836

Total operating expenses	23,043	21,646

Income (loss) from operations	(1,886)	1,482
Interest income	312	171

Income (loss) before income taxes	(1,574)	1,653
Provision for (recovery of) income taxes	(285)	260

Net income (loss)	$(1,289)	$1,393

Earnings (loss) per share:
Basic	$(0.04)	$0.04
Diluted	$(0.04)	$0.04

Weighted average number of common shares outstanding:
Basic	32,723	31,289
Diluted	32,723	32,800

GENESIS MICROCHIP INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands of dollars, except per share amounts)

(unaudited)

	Three months ended
	June 30, 2004	June 30, 2003
Revenues	$52,846	$53,887
Cost of revenues	31,689	30,759

Gross profit	21,157	23,128

	40.0%	42.9%

Operating expenses:
Research and development	7,602	6,420
Selling, general and administrative	11,010	9,136
Provision for costs associated with patent litigation	757	2,600

Total operating expenses	19,369	18,156

Income from operations	1,788	4,972
Interest income	312	171

Income before income taxes	2,100	5,143
Provision for income taxes	420	1,029

Net income	$1,680	$4,114

Earnings per share:
Basic	$0.05	$0.13
Diluted	$0.05	$0.13

Weighted average number of common shares outstanding:
Basic	32,723	31,289
Diluted	33,776	32,800

GENESIS MICROCHIP INC.

PRO FORMA FINANCIAL RECONCILIATION

(amounts in thousands, except per share amounts)

(unaudited)

This press release includes pro forma operating results that are not in accordance with GAAP. A reconciliation of the presentation of historical pro forma results to GAAP is provided in the following table. As described in the tables, for the three months ended June 30, 2004 and 2003, pro forma net income excludes charges related to the amortization of acquired intangible assets and deferred stock-based compensation expense and related income tax adjustments. We use pro forma operating results to evaluate our operating performance and believe that assessment of pro forma performance enhances management’s and our investors’ ability to evaluate comparable historic operating results. Discussion of pro forma income tax rate in this press release is based on pro forma net income as described in the following table.

	Three months ended
	June 30, 2004	June 30, 2003
Income (loss) from operations (GAAP)	$(1,886)	$1,482
Pro forma adjustments
Amortization of acquired intangibles	2,654	2,654
Amortization of deferred stock-based compensation	1,020	836

Income from operations (pro forma)	1,788	4,972

Interest income (GAAP & pro forma)	312	171

Income before tax (pro forma)	$2,100	$5,143

Provision for (recovery of) income taxes (GAAP)	$(285)	$260

Tax effect of pro forma adjustments	705	769

Pro forma provision for income taxes	$420	$1,029

Net income (loss) (GAAP)	$(1,289)	$1,393

Net income (pro forma)	$1,680	$4,114

Diluted earnings (loss) per share:
GAAP	$(0.04)	$0.04
Pro forma	$0.05	$0.13

GENESIS MICROCHIP INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands of dollars)

(unaudited)

ASSETS
	June 30, 2004	March 31, 2004
Current assets:
Cash and short term investments	$121,044	$118,222
Accounts receivable trade	34,161	28,325
Inventory	16,779	18,503
Other	7,330	6,472

Total current assets	179,314	171,522
Property and equipment	17,526	17,257
Acquired intangibles	24,428	26,731
Goodwill	189,152	189,152
Deferred income taxes	4,579	3,402
Other	2,638	2,662

Total assets	$417,637	$410,726

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$13,266	$9,848
Accrued liabilities	13,181	11,503
Income taxes payable	3,379	2,520

Total current liabilities	29,826	23,871
Stockholders’ equity:
Capital stock and additional paid-in capital	397,118	395,869
Cumulative other comprehensive loss	(94)	(94)
Deferred stock-based compensation	(1,837)	(2,833)
Deficit	(7,376)	(6,087)

Total stockholders’ equity	387,811	386,855

Total liabilities and stockholders’ equity	$417,637	$410,726